EXHIBIT 99.8
                                                                    ------------

           STAIRMASTER SPORTS/MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATED STATEMENTS OF
               OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                            2000 AND 2001 (UNAUDITED)

                                                  2000                2001
                                              ------------        ------------

NET SALES                                     $ 64,463,200        $ 51,395,694

COST OF SALES                                   41,435,740          44,720,940
                                              ------------        ------------

        Gross profit                            23,027,460           6,674,754
                                              ------------        ------------

OPERATING EXPENSE:
   Selling and marketing                        15,375,586          12,655,052
   General and administrative                    5,724,894           6,853,812
   Impairment loss on intangible assets               --            30,323,635
                                              ------------        ------------

       Total operating expense                  21,100,480          49,832,499
                                              ------------        ------------

OPERATING INCOME (LOSS)                          1,926,980         (43,157,745)

OTHER INCOME (EXPENSE):
   Interest income                                 116,286               2,833
   Interest expense                             (3,035,264)         (3,462,750)
   Other, net                                         --               (60,490)
                                              ------------        ------------

       Total other expense, net                 (2,918,978)         (3,520,407)

                                              ------------        ------------

LOSS BEFORE INCOME TAXES                          (991,998)        (46,678,152)

INCOME TAXES                                          --              (444,777)
                                              ------------        ------------

NET LOSS                                      $   (991,998)       $(47,122,929)
                                              ============        ============

BASIC AND DILUTED NET LOSS
   PER COMMON SHARE                           $       (992)       $    (47,123)
                                              ============        ============

Basic share outstanding                              1,000               1,000

Diluted shares outstanding                           1,000               1,000

See notes to consolidated financial statements.